Exhibit 99.2


HAMPSHIRE GROUP, LIMITED            [FOR IMMEDIATE RELEASE]
STOCK SYMBOL:    HAMP (NASDAQ)
CONTACT:         CHARLES W. CLAYTON
PHONE:          (864) 231-1211      FACSIMILE: (864) 231-1215

           HAMPSHIRE GROUP, LIMITED ANNOUNCES TWO-FOR-ONE STOCK SPLIT
                          AND STOCK REPURCHASE PROGRAM

Anderson,   South  Carolina,  May  9,  2005....Hampshire  Group,  Limited  today announced that its Board of Directors had approved a two-for-one stock split of the Company's outstanding common stock, payable in the form of a 100% stock dividend on June 28, 2005, to stockholders of record at the close of business on May 31, 2005.

Stockholders of record on May 31, 2005, will be entitled to receive one additional share for each share of common stock held on the record date. The stock split will result in the distribution of approximately 4,080,000 additional shares of common stock. Upon completion of the stock split, the number of outstanding shares of common stock will be approximately 8,160,000. The Company's common stock will begin trading when issued on NASDAQ at the split-adjusted price.

The Board of Directors of Hampshire Group, Limited also announced that it has approved the repurchase of up to 200,000 shares of the Company's outstanding common stock (400,000 shares post-split). The repurchase will be conducted through open market or privately negotiated transactions over an indefinite period.

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.


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           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings which advise interested parties of the factors that affect the Company's business.